UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

CHARTWELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	005-59509 (Commission File No.)	95-3979080 (IRS Employer Identification No.)

1124 Smith Street, Suite 304

Charleston, WV 25301

(Address and telephone number of principal executive offices) (Zip Code)

(304) 345-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a)         On March 15, 2006, Chartwell International, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Starbank Group LLC (“Starbank”), Andreas Typaldos, Gennaro Vendome, Imre Eszenyi, E-Rail Logistics, Inc., Rail Waste Holdings, LLC (“RWH”), Andrew Kaufman, Richard Kessler and Christopher J. Davino (collectively, the “Parties”), pursuant to which the Parties settled all claims brought by Starbank in connection with the action filed in the Supreme Court, New York County, entitled Starbank Group, LLC v. Chartwell International Inc., Imre Eszenyi, Rail Waste Holdings, LLC, E-Rail Logistics, Inc., Andrew Kaufman, Christopher Davino and Richard Kessler, NY Co. Index No. 600223/06 (the “NY Litigation”), without conceding or admitting any liability.

Under the terms of the Settlement Agreement, (A) the Company, on behalf of RWH, Andrew Kaufman, Richard Kessler and Christopher J. Davino, agreed to pay to Starbank the aggregate sum of $385,000; and (B) Starbank agreed to dismiss all claims in the NY Litigation with prejudice.

(b)         On March 15, 2006, the Company entered into a settlement agreement (the “RWH/Davino Agreement”) with RWH and Christopher Davino, pursuant to which the Company, RWH and Christopher Davino settled all potential cross-claims in the NY Litigation, among other matters.

Under the terms of the RWH/Davino Settlement Agreement, (A) the Company agreed to settle the NY Litigation on behalf of RWH and Christopher Davino, including payment of the settlement sum; (B) Christopher Davino agreed to assign and transfer back to the Company 258,394 shares of common stock of the Company to be canceled in accordance with Company policies; and (C) RWH agreed to forfeit 300,000 shares of common stock of the Company held in the name of RWH but subject to set-off in accordance with that certain Agreement and Plan of Merger dated September 8, 2005.

(c)          On March 15, 2006, the Company entered into a management advisory agreement (the “Advisory Agreement”) with Orchestra Finance LLP. Under the terms of the Advisory Agreement, Orchestra Finance will provide management and financial advice to the Company for a fixed annual fee of $120,000 payable in quarterly installments and on certain other matters, a negotiated fee. The term of the Advisory Agreement is two years.

In recognition of the assistance provided by Orchestra Finance in the settlement of the NY Litigation, the Company agreed to pay to Orchestra Finance fees in the amount of $32,500 and issue to Orchestra Finance 29,500 shares of restricted common stock of the Company. The shares of common stock were issued by the Company in reliance on Section 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended.

Item 1.02	Termination of a Material Definitive Agreement.

(a)         On March 15, 2006, E-Rail Logistics, Inc. (“E-Rail”), a wholly owned subsidiary of the Company, Andrew Kaufman and Greenway Properties, L.P. a New York limited partnership in which Mr. Kaufman is the General Partner (“Greenway”), mutually decided to terminate that certain Employment Agreement between E-Rail and Mr. Kaufman dated as of September 8, 2005 by entering into an Employment Separation Agreement (the “Kaufman Separation Agreement”). Mr. Kaufman is resigning as Chief Executive Officer of E-Rail to refocus his efforts more towards business development for E-Rail. Under the terms of the Kaufman Separation Agreement, (A) the Company agreed to settle the NY Litigation on behalf of Mr. Kaufman, including payment of the settlement sum; and (B) Greenway agreed to assign and transfer back to the Company 808,394 shares of common stock of the Company to be canceled in accordance with Company policies.

(b)         On March 15, 2006, E-Rail Logistics, Inc. (“E-Rail”), a wholly owned subsidiary of the Company and Richard Kessler mutually decided to terminate that certain Employment Agreement between E-Rail and Mr. Kessler dated as of September 8, 2005 by entering into an Employment Separation Agreement (the “Kessler Separation Agreement”). Mr. Kessler is resigning as Executive Vice President and Chief Operating Officer of E-Rail to pursue other personal and professional endeavors. Under the terms of the Kessler Separation Agreement, (A) the Company agreed to settle the NY Litigation on behalf of Mr. Kessler, including payment of the settlement sum; and (B) Mr. Kessler agreed to assign and transfer back to the Company 531,231 shares of common stock of the Company to be canceled in accordance with Company policies.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)         Effective March 15, 2006, Mr. Kaufman resigned as Chief Executive Officer of E-Rail and interim Chief Executive Officer of Cranberry Creek Railroad, Inc., a subsidiary of the Company. In addition, Mr. Kaufman resigned from the board of directors of the Company, E-Rail, E-Rail Equipment Sales and Leasing, Inc., a wholly-owned subsidiary of the Company, Belville Mining Company, Inc., a wholly-owned subsidiary of the Company and Cranberry Creek Railroad, Inc. Mr. Kaufman intends to refocus his efforts more towards business development for E-Rail.

(b)        Effective March 15, 2006, Mr. Kessler resigned as Executive Vice President and Chief Operating Officer of E-Rail. Mr. Kessler intends to pursue other personal and professional endeavors.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Settlement Agreement dated March 15, 2006
10.2	Employment Separation Agreement dated March 15, 2006
10.3	Employment Separation Agreement dated March 15, 2006
10.4	Settlement Agreement and Mutual General Release dated March 15, 2006
10.5	Management Advisory Agreement dated March 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC.,
a Nevada Corporation

Dated: March 15, 2006	By: /s/ Paul Biberkraut
Name: Paul Biberkraut
Title: Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Settlement Agreement dated March 15, 2006
10.2	Employment Separation Agreement dated March 15, 2006
10.3	Employment Separation Agreement dated March 15, 2006
10.4	Settlement Agreement and Mutual General Release dated March 15, 2006
10.5	Management Advisory Agreement dated March 15, 2006